January 27, 1998



Mr. John F. Fiedler
195 North Harbor Drive
#5505
Chicago, Illinois 60601

Dear John:

     This letter sets forth certain terms and conditions of your employment by Borg-Warner Automotive, Inc., a Delaware Corporation ("BWA"), and will hereinafter be referred to as the "Agreement."

                                      RECITALS


     BWA desires to recognize your performance and demonstrated value to BWA and to provide a significant additional incentive for you to continue to provide services for the benefit of BWA and its affiliates, and you desire to accept such employment with BWA under the terms and conditions of this Agreement;

     In the course of your employment with BWA, you will have access to confidential information that relates to or will relate to the business of BWA and its affiliates; and

     BWA desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

     In consideration of the above and the following mutual covenants and conditions, we agree as follows:

     1. Employment. BWA shall employ you under this Agreement as its Chief Executive Officer for the period January 1, 1998 to December 30, 2002. During this period, you will also continue to serve as Chairman of the BWA Board of Directors (subject to the annual approval by the BWA Board of Directors of your appointment and your re-election by the BWA stockholders). You hereby accept such employment and appointment and agree to the remaining terms and conditions set forth in this Agreement.

     2. Duties. You shall work for BWA in a full-time capacity, and you shall have the duties, responsibilities, powers, and authority customarily associated with the position of Chief Executive Officer and Chairman of the BWA Board of Directors. In addition to, or in lieu of, the foregoing, you shall also perform such other and unrelated services and duties as may be assigned to you from time to time by the BWA Board of Directors. You shall diligently, competently, and faithfully perform all duties, and shall devote your business time, energy, attention, and skill to the performance of duties for BWA or its affiliates and use your best efforts to promote the interests of BWA.

     3. Term of Employment. This Agreement shall begin January 1, 1998 and end on December 30, 2002.

     4.   Compensation.

          A. Base Salary. BWA will pay you the amount of $500,000 per year as "Base Salary," payable in accordance with BWA's normal payroll practices. The payment of your Base Salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with or consent of you. Base Salary may be increased (but not decreased) from time to time, following an annual review in January of each year, and any reference to Base Salary herein shall include any increases to such salary.

          B. Performance Bonus. You shall continue to participate in the Borg-Warner Automotive, Inc. Management Incentive Bonus Plan or any successor plan (the "BWA Bonus Plan"), as such plan may exist from time to time, the terms of which are expressly incorporated herein. Your minimum annual target incentive under the BWA Bonus Plan shall be $437,800.

          C. Long-Term Incentive. You shall continue to participate in the Borg-Warner Automotive, Inc. Executive Stock Performance Plan or any successor plan (the "BWA Long-Term Incentive Plan"), as such plan may exist from time to time, the terms of which are expressly incorporated herein. Your minimum target incentive under the BWA Long-Term Incentive Plan for any performance cycle shall be $595,000. You shall be entitled to a pro-rata portion of any award payable under the BWA Long-Term Incentive Plan for any performance cycle that is partially completed as of the expiration of this Agreement on December 30, 2002, which pro-rata award will be payable to you on or about the end of such performance cycle.

          D. Stock Incentives. On January 27, 1998 the BWA Board of Directors shall grant you a Non-Qualified Stock Option (as such term is defined in the Borg-Warner Automotive, Inc. 1993 Stock Incentive Plan (the "BWA Stock Incentive Plan ")), subject to the provisions of the BWA Stock Incentive Plan and the terms and conditions set forth in a Non-Qualified Stock Option Agreement, to purchase from the Company 75,000 shares of Stock (as such term is defined in the Incentive Plan) at the Fair Market Value (as such term is defined in the BWA Stock Incentive Plan) per share of Stock on January 27, 1998, such Option to be exercisable for the entire 75,000 shares on December 30, 2002, subject to accelerated vesting in the event of your death, "disability" (as defined in the BWA Stock Incentive Plan), or involuntary termination of your employment other than for "cause" (as defined in the BWA Stock Incentive Plan), or in the event of a "change in control" (as defined in the BWA Stock Incentive Plan). You shall continue to participate in the BWA Stock Incentive Plan as the BWA Board of Directors may determine and as such plan may exist from time to time, the terms of which are expressly incorporated herein.

          E. Loan to Purchase BWA Stock. On January 30, 1998, BWA will loan you $2,000,000, which you will use to purchase BWA Common Stock. In exchange for this loan, you will issue to BWA a full recourse note (the "Note"), a copy of which is attached to this Agreement as Attachment A, by which you will agree to repay the $2,000,000 loan, plus interest at 5.84% per annum, which is the applicable Federal mid-term rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended) as of January 30, 1998, compounded semi-annually. The Note shall provide that the principal and accumulated interest shall be payable in full on December 30, 2002, or earlier upon your voluntary termination of employment or your involuntary termination by BWA for "cause" (as defined in paragraph 5 below) prior to the December 30, 2002 expiration of this Agreement. Notwithstanding the foregoing, the entire loan, including all accumulated interest, shall be forgiven by BWA as of the December 30, 2002 expiration of this Agreement if you remain employed by BWA through that date, or as of the earlier termination of your employment upon your death, "disability" (as defined in Paragraph 5 below), or involuntary termination other than for "cause" (as defined in Paragraph 5 below). Also notwithstanding the foregoing, upon your termination of employment following the occurrence of a "change of control" (as defined in the "Change of Control Employment Agreement" entered into between you and BWA as of July 24, 1997 (the "Change of Control Agreement")), the Note shall either be forgiven or payable in full, pursuant to the applicable terms of the Change of Control Agreement, as it may be amended from time to time. You hereby agree not to sell any of the BWA Common Stock purchased with the loan proceeds until the earlier of your full payment of the Note or BWA's forgiveness of the entire outstanding Note. The transfer of such BWA Common Stock to your immediate family members (whether directly or through a family trust or partnership) shall not be deemed a sale for this purpose.

          F. Other Benefits. During the term of this Agreement, BWA shall include you in any life insurance, disability insurance, medical, dental or health care insurance, retirement plans and other benefit plans or programs (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by BWA for the benefit of its executives.

     5. Termination. Your services under this Agreement shall terminate only upon the first to occur of the following events:

          A.   At the end of the term of this Agreement.

          B. Upon your date of death or the date you are given written notice by the BWA Board of Directors (by majority action) that BWA has determined you to be disabled. For purposes of this Agreement, you shall be deemed to be "disabled" if you, as a result of illness or incapacity, shall be unable to perform substantially your required duties for a period of six consecutive months or for any aggregate period of six months in any 12-month period.

          C. On the date the BWA Board of Directors (by majority action), provides you with written notice that you are being terminated for cause. For purposes of this Agreement, you shall be deemed terminated for "cause" if you are terminated after you:

               (1) shall be convicted of any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement of BWA's property;

               (2) shall have committed intentional acts that materially impair the goodwill or business of BWA or cause material damage to its property, goodwill, or business;

               (3) shall have refused to, or willfully failed to, perform your material duties hereunder; or

               (4) shall have materially violated any of the terms and conditions set forth in Paragraph 8 below.

          D. On the date you terminate your employment for any reason, provided that you shall give the BWA Board of Directors 30 days' written notice prior to such date of your intention to terminate this Agreement.

          E. On the date the BWA Board of Directors (by majority action), terminates your employment for any other reason, provided that BWA shall give you 30 days written notice prior to such date of its intention to terminate this Agreement.

     6. Compensation Upon Termination. If your services are terminated pursuant to Paragraph 5, you shall be entitled to your Base Salary, then in effect, through your final date of active employment, plus any accrued but unused vacation pay. Except as may be limited in the event of your termination for "cause," you shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA") or required under the terms of any death, insurance, incentive, or retirement plan, program, or agreement provided by BWA and to which you are a party or in which you are a participant, including, but not limited to, the following: (i) any short-term or long-term disability plan or program, if applicable; (ii) the BWA Bonus Plan; (iii) the Long-Term Incentive Plan; and (iv) the Incentive Plan.

     7. Retirement. Upon the expiration of this Agreement, you will retire from BWA (unless your employment or Board of Directors' membership is continued by mutual agreement of BWA and you). During the term of this Agreement, you shall use your best efforts to work with the BWA Board of Directors in developing and implementing a succession plan and selecting and engaging a successor to your position. In so doing, you shall cooperate fully with decisions made by and directions given by the BWA Board of Directors.

     8. Protective Covenants. You acknowledge that during the course of your employment by, and relationship with, BWA, you have acquired or will acquire "Confidential Information," as hereinafter defined, as well as special knowledge of BWA's relationships with its customers and business brokers, and that BWA has long-term, near-permanent relationships with its customers and business brokers. In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent to BWA entering into this Agreement, and as an inducement to BWA to do so, you hereby represent, warrant, and covenant as follows:

          A. You have executed and delivered this Agreement as your free and voluntary act, after having determined that the provisions contained herein are of a material benefit to you, and that the duties and obligations imposed on you hereunder are fair and reasonable and will not prevent you from earning a livelihood following the termination of your employment with BWA;

          B. You have read and fully understand the terms and conditions set forth herein, have had time to reflect on and consider the benefits and consequences of entering into this Agreement, and have had the opportunity to review the terms hereof with an attorney or other representative, if you so choose;

          C. Your execution and delivery of this Agreement does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which you are a party or by which you may be bound;

          D. You agree that during the time of your employment and for a period of two years after the termination of your employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, you will not, except on behalf of BWA:

               (1) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of BWA's customers, prospective customers, or business brokers (as hereinafter defined) for the purpose of selling or attempting to sell, any products and/or services that are the same as or similar to the products and services provided by BWA to its customers during the term hereof. In addition, you will not disclose the identity of any such business brokers, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever;

               (2) directly or indirectly, whether as an investor, lender, owner, stockholder (except merely as a less than 1% stockholder in a publicly-traded corporation having at least 1,000 shares), officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, engage in any business involved in the design, manufacture, marketing, or servicing of products then constituting 10% or more of the annual sales of BWA. You agree that the scope described above is necessary and reasonable in order to protect BWA in the conduct of its business;

               (3) solicit or accept if offered to you, with or without solicitation, on your own behalf or on behalf of any other person, the services of any person who is an employee of BWA, nor solicit any of BWA's employees to terminate employment with BWA; or

               (4) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of BWA's business brokers, customers, or prospective customers (as hereinafter defined), with respect to or in any way with regard to any aspect of BWA's business and/or any other business activities in which BWA engages during the term hereof;

          E. You agree that both during your employment and thereafter you will not, for any reason whatsoever, whether voluntary or involuntary, use for yourself or disclose to any person not employed by BWA any "Confidential Information" of BWA acquired by you during your relationship with BWA, both prior to and during the term of this Agreement. You further agree to use Confidential Information solely for the purpose of performing duties with BWA and further agree not to use Confidential Information for your own private use or commercial purposes or in any way detrimental to BWA. "Confidential Information" includes but is not limited to: (a) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier, or other information of BWA; (b) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of BWA; (c) any confidential information or trade secrets of any third party provided to BWA in confidence or subject to other use or disclosure restrictions or limitations; and (d) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during your tenure with BWA or to be accessed during your future employment with BWA, which pertains to BWA's affairs or interests or with whom or how BWA does business. BWA acknowledges and agrees that Confidential Information does not include (i) information properly in the public domain, or
(ii) information in your possession prior to the date of your original employment with BWA;

          F. During and after the term of employment hereunder, you will not remove from BWA's premises any documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software, price lists, microfilm, or other similar documents containing Confidential Information, including copies thereof, whether prepared by you or others, except as your duty shall require, and in such cases, will promptly return such items to BWA. Upon termination of your employment with BWA, all such items including summaries or copies thereof, then in your possession, shall be returned to BWA immediately. You agree to the return of such items, which shall be a requirement in order for you to receive, at the time of such termination, or any time thereafter, any compensation due you pursuant to any paragraphs hereunder or otherwise;

          G. You recognize and acknowledge that the identity of BWA's customers, prospective customers, and business brokers, as they may exist from time to time, are and will continue to be, valuable, special and unique assets. For purposes of this Paragraph 8, "customer" shall be defined as any person, firm, or entity that purchased any type of product and/or service from BWA or is or was doing business with BWA or you within the 36-month period immediately preceding termination of your employment. For purposes of this Paragraph 8, "prospective customer" shall be defined as any person, firm, or entity contacted or solicited by BWA or you (whether directly or indirectly) or who contacted BWA or you (whether directly or indirectly) within the 12-month period immediately preceding termination of your employment for the purpose of having such persons, firms, or entities become customers of BWA. For purposes of this Paragraph 8, "business broker" shall be defined as any person, firm, or entity who is or was doing business with BWA or you or who was contacted or solicited by BWA or you (whether directly or indirectly) or who contacted or solicited BWA or you (whether directly or indirectly) within the 36-month period immediately preceding termination of your employment;

          H. You recognize and agree that all ideas, inventions, enhancements, plans, writings, and other developments or improvements (the "Inventions") conceived by you, alone or with others, during the term of your employment, whether or not during working hours, that are within the scope of BWA's business operations or that relate to any of BWA's work or projects, are the sole and exclusive property of BWA. You further agree that (a) you will promptly disclose all Inventions to BWA and hereby assign to BWA all present and future rights you have or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (b) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to BWA, you will do all things deemed by BWA to be reasonably necessary to perfect title to the Inventions in BWA and to assist in obtaining for BWA such patents, copyrights or other protection as may be provided under law and desired by BWA, including but not limited to executing and signing any and all relevant applications, assignments or otherinstruments. Notwithstanding the foregoing, pursuant to the Employee Patent Act, Illinois Public Act 83-493, BWA hereby notifies you that the provisions of this Paragraph 8 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of BWA was used and which were developed entirely on your own time, unless (a) the Invention relates (i) to the business of BWA or
(ii) to actual or demonstrably anticipated research or development of BWA, or
(b) the Invention results from any work performed by you for BWA;

          I. You acknowledge and agree that all customer lists, supplier lists, and customer and supplier information, including, without limitation, addresses and telephone numbers, are and shall remain the exclusive property of BWA, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by BWA or you. You agree to furnish to BWA on demand at any time during the term of this Agreement, and upon termination of this Agreement, your complete list of the correct names, places of business and telephone numbers of all of its customers served by you and located within any or all of the territories to which you have been assigned, including all copies wherever located. You further agree to notify immediately BWA of the name and address of any new customer, and report all changes of a location of old customers, so that upon the termination of this Agreement, BWA will have a complete list of the correct names and addresses of all of its customers with which you have had dealings. Also, you agree to furnish to BWA on demand at any time during the term of this Agreement, and upon the termination of this Agreement, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to BWA's business, including originals and copies thereto; and

          J. It is agreed that any breach or anticipated or threatened breach of any of your covenants contained in this Paragraph 8 will result in irreparable harm and continuing damages to BWA and its business and that BWA's remedy at law for any such breach or anticipated or threatened breach will be inadequate, and, accordingly, in addition to any and all other remedies that may be available to BWA at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the breaching party from disclosing, in whole or part, any Confidential Information. The prevailing party shall be entitled to an award of costs and expenses, including reasonable attorneys' and accountants' fees, incurred in the application of this Paragraph 8J.

     9. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if (a) in writing and personally delivered, or sent by first class, registered, or certified mail, postage prepaid, return receipt requested or by recognized overnight courier, (b) sent by telefacsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a telefacsimile, the date on which the telefacsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to your residence in your case, or to its principal office in the case of BWA.

     10. Waiver of Breach. A waiver by BWA of a breach of any provision of this Agreement by you shall not operate or be construed as a waiver or estoppel of any subsequent breach by you. No waiver shall be valid unless in writing and signed by an authorized officer of BWA.

     11. Assignment. You acknowledge that the services to be rendered by you are unique and personal. Accordingly, you may not assign any of your rights or delegate any of your duties or obligations under this Agreement. The rights and obligations of BWA under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of BWA.

     12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by a person so authorized by the BWA Board of Directors and you. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful.

     13. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

     14. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

     15. Recitals. The recitals to this agreement are an integral part hereof and shall be considered as substantive and not precatory language.

     16. Arbitration Any controversy or claim arising out of or relating to this Agreement or breach thereof, or arising out of or relating to the employment relationship between BWA and you, other than any controversy or claim arising under Paragraph 8, shall be settled by arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof in the State of Illinois. In reaching its decision, the arbitrator shall have no authority (a) to interpret or enforce Paragraph 8 of this Agreement (for which Paragraph 17 shall provide the exclusive venue), (b) to change or modify any provision of this Agreement, or
(c) to base any part of its decision on the common law principle of constructive termination. If you are the prevailing party herein, you shall be entitled to an award of costs and reasonable attorneys' fees, and you may petition the arbitrator for pre and post-judgment interest to be included in the award. If BWA is the prevailing party herein, or the arbitrator determines that there is no prevailing party, the parties shall each be responsible for its own costs and fees incurred in the application of this Paragraph 16.

     17. Governing Law. This Agreement shall be governed by the laws of the State of Illinois, without reference to its conflict of law provisions, and any court action commenced to enforce Paragraph 8 of this Agreement shall have as its venue the County of Cook, Illinois.

     If this letter meets with your understanding and approval, kindly sign and return to BWA the enclosed copy of this letter which will then constitute our agreement on this subject.

                              Sincerely,

                              BORG-WARNER AUTOMOTIVE, INC.


                              By:
                                   ------------------------
                                   Paul E. Glaske,
                                   Chairman of the Compensation
                                   Committee of the BWA Board
                                   of Directors

Accepted and agreed to this
-----day of -------, 1998

By:
     --------------------
     John F. Fiedler
APPENDIX A

                    NON-NEGOTIABLE FULL RECOURSE PROMISSORY NOTE

January 30, 1998

Maturity Date:  December 30, 2002            Amount $2,000,000


     On or before December 30, 2002 (the "Maturity Date"), for value received, JOHN F. FIEDLER, 195 North Harbor Drive, #4603, Chicago, IL 60601 ("Borrower"), promises to pay to the order of BORG-WARNER AUTOMOTIVE, INC. a Delaware corporation ("Company"), the principal sum of Two Million Dollars ($2,000,000) together with interest thereon from the date hereof at the rate of 5.84% per annum, compounded semiannually, on the unpaid balance until paid.

     Notwithstanding the foregoing, Borrower shall be obligated to prepay his entire obligation hereunder (including principal and interest accrued thereon through the date of prepayment) within ten (10) days of the effective date of his voluntary termination of employment with Company prior to the Maturity Date (other than upon his "disability," as defined in the letter agreement governing the terms of Borrower's employment with Company through the Maturity Date (the "Letter Agreement")) or his involuntary termination of employment with Company prior to the Maturity Date for "cause," as defined in the Letter Agreement.

     Also notwithstanding the foregoing, Borrower's obligation hereunder (including principal and interest thereon) shall be deemed satisfied and shall thereby be forgiven by Company upon the occurrence of certain events and/or Borrowers satisfaction of certain conditions in accordance with the terms and conditions set forth in Paragraph 4E of the Letter Agreement.

     Also notwithstanding the foregoing, the status of Borrower's obligation hereunder upon his termination of employment from the Company following a "change of control" (as defined in the Change of Control Employment Agreement entered into between Company and Borrower on July 24, 1997) shall be as set forth in such Agreement, as it may be amended from time to time.

     Company has the right to set-off any amounts due and owing under this Note from any distributions Company shall make to Borrower from time to time. Borrower shall have the right under this Note to prepay the principal amount without penalty; provided that all such prepayment shall be first applied to accrued but unpaid interest.

     Borrower hereby waives presentment, demand, notice of dishonor, protest and all other notices whatsoever, and agrees that Company may in its sole discretion, from time to time, extend or renew this Note for any period of time and grant any releases, compromises, extensions, renewals or indulgences with respect to this Note or Borrower, all without notice to or consent of Borrower, without affecting in any manner the Note. Upon and after any default, Company may in its sole discretion, declare the Note to be immediately due and payable without notice or demand to Borrower or any other person.

     This Note is a full-recourse note evidencing an unconditional promise by Borrower to make the payments specified herein.

     No delay or omission on the part of the holder hereof to exercise rights under this Note shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein. No waiver of any default shall be construed, taken or held to be a waiver of any other default or acquiescence in or consent to any further or succeeding default of the same nature.

     BORROWER ACKNOWLEDGES THAT THIS NOTE IS BEING ACCEPTED BY COMPANY IN PARTIAL CONSIDERATION OF COMPANY'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISIONS HEREUNDER. BORROWER CONSENTS TO JURISDICTION IN, AND CONSTRUCTION OF THIS NOTE UNDER THE INTERNAL LAWS OF THE STATE OF ILLINOIS AND VENUE IN THE COUNTY OF COOK FOR SUCH PURPOSES AND BORROWER WAIVES ANY AND ALL RIGHTS TO CONTEST SUCH JURISDICTION AND VENUE. BORROWER WAIVES ANY RIGHT TO COMMENCE ANY ACTION AGAINST COMPANY IN ANY JURISDICTION EXCEPT THE AFORESAID COUNTIES AND STATE.

          SIGNED AND DELIVERED in Chicago, Illinois, by the undersigned as of the 30th day of January, 1998.




                              -------------------------
                              John F. Fiedler